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                                 LOAN AGREEMENT

                THIS LOAN AGREEMENT (this "Agreement") made as of the 9th day of December, 2003, between WELSH-SQUARE, INC., a Pennsylvania corporation having an address c/o Tower Investments, Inc., One Reed Street, Philadelphia, Pennsylvania 19147 ("WSI"), INDENTURE OF TRUST OF BART BLATSTEIN DATED AS OF JUNE 9, 1998, a Pennsylvania trust having an address c/o Tower Investments, Inc., One Reed Street, Philadelphia, Pennsylvania ("1998 Trust") and IRREVOCABLE INDENTURE OF TRUST OF BARTON BLATSTEIN DATED JULY 13, 1999, a Pennsylvania trust having an address c/o Tower Investments, Inc., One Reed Street, Philadelphia, Pennsylvania ("1999 Trust"; WSI, 1998 Trust and 1999 Trust are collectively referred to herein as "Borrower"), and CEDAR LENDER LLC, a Delaware limited liability company having an address at 44 South Bayles Avenue, Port Washington, New York 11050 ("Lender").

                              W I T N E S S E T H :

                WHEREAS, Lender has agreed to fund a Loan to Borrower in the principal amount of Six Million Three Hundred Sixty Seven Thousand ($6,367,000) Dollars (the "Loan") pursuant to the terms and conditions of this Agreement; and

                WHEREAS, the Loan is evidenced by a promissory note of even date herewith made by Borrower to Lender, in the principal amount of Six Million Three Hundred Sixty Seven Thousand ($6,367,000) Dollars (the "Note") and is secured by, among other things, a pledge and security agreement of even date herewith made by Borrower to or for the benefit of Lender (the "Security Agreement") (this Agreement, the Note and the Security Agreement and any other documents delivered by Borrower to Lender in connection with the Loan are sometimes collectively referred to herein as the "Loan Documents").

                NOW, THEREFORE, in consideration of ten dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

        1. Capitalized Terms. Any undefined capitalized terms used in this Agreement shall have the meanings ascribed to them in that certain Amended and Restated Agreement of Limited Partnership of Delaware 1851 Associates, LP, dated as of the date hereof (the "Partnership Agreement").

        2. Loan Terms. Subject to the terms and conditions of this Agreement and the other Loan Documents, Lender agrees to make the Loan to Borrower, such borrowing to be evidenced by the Note and secured by the Security Agreement.

        3.      Term.

                (A) The Loan shall be due and payable in full, unless accelerated sooner pursuant to the terms of this Loan Agreement, on the tenth
(10th) anniversary of the date hereof (the "Maturity Date"); provided, however, that all unpaid principal and accrued and unpaid interest on the Loan shall become immediately due and payable prior to such time upon the redemption of the Preferred Interests in full. If the Preferred Interests are redeemed in part for

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cash, a portion of the unpaid principal and accrued and unpaid interest on the
Loan shall become immediately due and payable in an amount equal to such cash payment.

        4. Disbursement to Borrower. The Loan is being fully disbursed on the date hereof, and any amount borrowed hereunder in respect of the Loan may not be reborrowed.

        5. Interest. The outstanding principal balance of the Loan which is not past due shall (i) bear interest at a basic rate of 6.755% per annum, compounded annually (the "Basic Rate"), and (ii) accrue interest at the rate of 0.393%, per annum, compounded annually (the "Special Rate"). Interest at the Basic Rate shall, subject to Borrower's right to defer payments pursuant to
Section 6(D) below, be paid on each Payment Date (as that term is hereinafter defined). Interest at the Special Rate shall be deferred until the Maturity Date or earlier repayment of the Loan. Subject to Borrower's right to defer payments pursuant to Section 6(D) below, any principal and, to the extent permitted by applicable law, any interest at the Basic Rate on the Note, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum equal to the lesser of (i) four percent (4%) in excess of the Basic Rate (the "Default Rate"), and (ii) the maximum rate permitted under applicable law.

        6.      Payments.

                (A) "Applicable Period" shall mean (i) with respect to the first Payment Date, the period commencing on the date hereof and ending on the day immediately preceding the first Payment Date, and (ii) with respect to each Payment Date thereafter (a "Subsequent Payment Date"), the period commencing on the Payment Date immediately preceding the Subsequent Payment Date and ending on the day immediately preceding such Subsequent Payment Date.

                (B) "Payment Date" shall mean the date that the Partnership shall make distributions pursuant to Section 5.1 or Section 5.2 of the Partnership Agreement.

                (C) Subject to the terms of Section 6(D) below, Borrower shall make payments of interest at the Basic Rate on each Payment Date, with each such payment to be applied to the interest which has accrued at the Basic Rate during the Applicable Period with respect to such Payment Date.

                (D) Notwithstanding the provisions of Section 6(C) above, Borrower shall have the right to defer the payment of interest on the Loan that shall have accrued at the Basic Rate in any Applicable Period to the extent that the interest at the Basic Rate for such Applicable Period exceeds the amount of distributions made to the Preferred Group pursuant to Section 5.1(b)(1) and
Section 5.2(b)(2) of the Partnership Agreement for such Applicable Period. To the extent that the payment of interest at the Basic Rate shall be deferred pursuant to the immediately preceding sentence, such deferred interest shall accrue interest at the Basic Rate and same shall be payable in each subsequent Applicable Period, to the extent of the excess, if any, of (x) the distributions made pursuant to Section 5.1(b)(1) and Section 5.2(b)(2) of the Partnership Agreement for such subsequent Applicable Period, over (y) the interest at the Basic Rate on the Loan for such Applicable Period.

                (E) If and to the extent that the Preferred Group shall receive distributions under Section 5.2(b)(1) of the Partnership Agreement, such distributions shall be applied first to

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any accrued and unpaid interest at the Basic Rate, and then to the payment of
(i) accrued and unpaid interest at the Special Rate, (ii) the Exit Fee (as that term is hereinafter defined), and (iii) the repayment of principal under the Loan (with each such distribution being allocated between such items (i), (ii) and (iii) in the same proportions as if such distribution was a complete distribution of the Borrower's Preferred Interests).

        7. Events of Default. If any of the following events has occurred, an "Event of Default" shall be deemed to exist:

                (A) Borrower fails to make any payment (subject to Borrower's right to defer payments pursuant to Section 6(D) above) under the Note or under any other Loan Document when due and payable, and such failure shall not have been cured by the date which is five (5) business days after Lender shall have given Borrower notice thereof;

                (B) Borrower shall take any action that acts to revocate the direction to the Partnership pursuant to that certain letter agreement dated the date hereof among the Partnership and each of the Partners to pay directly to Lender, for so long as the Loan is outstanding, all cash distributions on the Preferred Interest distributed pursuant to Section 5.1(b)(1), Section 5.2(b)(1), and Section 5.2(b)(2) of the Partnership Agreement and any cash distributed in redemption of the Preferred Interest in an amount equal to the amount distributed, and such default shall not have been cured by the date which is five (5) business days after Lender shall have given Borrower notice thereof;

                (C) Any of the representations or warranties made by Borrower in any Loan Document shall be, or at any time shall become, false or inaccurate in any material respect, and such default shall not have been cured by the date which is five (5) business days after Lender shall have given Borrower notice thereof, provided that if same cannot reasonably be cured within such five (5) day period and Borrower shall have commenced to cure same within such five (5) day period and thereafter diligently and expeditiously proceeds to cure the same, such five (5) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such breach, it being agreed that no such extension shall be for a period in excess of twenty
(20) days;

                (D) If Borrower shall continue to be in default under any other term, covenant or condition of any Loan Document in the case of any default which can be cured by the payment of a sum of money for more than ten
(10) days after notice from Lender, or in the case of any other default ("Non-Monetary Default") for thirty (30) days after notice from Lender, provided that if such Non-Monetary Default cannot reasonably be cured within such thirty
(30) day period and Borrower shall have commenced to cure such Non-Monetary Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such Non-Monetary Default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;

                (E) If any event of default by the Riverview Borrowers (as that term is hereinafter defined), occurs under any of the documents evidencing, securing, guaranteeing or otherwise related to that certain loan, dated as of November 3, 2003, in the principal amount of

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$26,743,000 extended by Lender to Firehouse Realty Corp. ("Firehouse"), Reed
Development Associates, Inc. ("Reed"), South River View Plaza, Inc. ("South"), Riverview Development Corp. ("Development"), Riverview Commons, Inc. ("Commons"; and together with Firehouse, Reed, South and Development, the "Riverview Borrowers"), after the expiration of any applicable notice and cure period provided in such documents.

                (F) If a default by Borrower occurs under that certain Administrative Fee Agreement, of even date herewith, between Borrower and Cedar GP, and such default shall not have been cured by the date which is five (5) business days after Lender shall have given Borrower notice thereof; and

                (G) If a default by Borrower shall have occurred and be continuing under Sections 8.5, 10.3, and 10.4 of the Recap Agreement (subject to Borrower's rights to the extent provided in the Recap Agreement, to dispute or contest same) or Sections 5.5 (subject to Borrower's rights to the extent provided in the Partnership Agreement, to dispute or contest same) or 5.6 of the Partnership Agreement.

        8.      Remedies.

                (A) Upon the occurrence of an Event of Default described in Sections 7(A)-(E), Lender may, at its option:

                        (i) Declare immediately due and payable and accelerate the entire unpaid principal balance of the Loan and all accrued interest thereon without advance notice to Borrower, the same becoming immediately due and payable; and

                        (ii) Invoke any other remedies set forth in any of the other Loan Documents.

                (B)     Upon the occurrence of an Event of Default described in
Section 7(G), Lender may, at its option, take one or more of the following actions: (i) declare immediately due and payable and accelerate a portion of the Loan equal to the amount of the loss, cost, expense or damage suffered by the Partnership or any member of the Cedar Group as a result thereof (the "Lender Loss") and all accrued interest thereon without advance notice to Borrower, the same becoming immediately due and payable, and/or (ii) treat Borrower as having transferred to Lender a portion of its Preferred Interest in an amount equal to the Lender Loss and Lender as having assumed (and Borrower as having been relieved of) the amount of the Company's liabilities allocated to the Borrower prior to the exercise of the rights contained in this Section 8(B)(ii) multiplied by a fraction the numerator of which is the Lender Loss and the denominator of which is the balance of the Preferred Interest prior to such Event of Default. Notwithstanding anything to the contrary contained in this
Section 8(B), Borrower shall not have satisfied its obligations with respect to the Sections 8.5, 10.3; or 10.4 of the Recap Agreement or Sections 5.5 or 5.6 of the Partnership Agreement unless and until such time as it shall have made a cash payment to the Lender in the amount of the Lender Loss. Nothing contained in this Section 8(B) shall affect any rights of the parties pursuant to the Recap Agreement.

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        9.      Transfer by Lender.

                (A) Borrower shall not be permitted to transfer the Loan or its obligations thereunder, without the consent of Lender.

                (B) Lender shall be permitted to transfer its interest in the Loan without the consent of Borrower, provided, that CSC-Columbus LLC makes a corresponding transfer of its interests in the Partnership Agreement to an affiliate of the entity to which the Loan is transferred.

                (C) Upon the transfer of Lender's interest in the Loan, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereof, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to the liabilities and the collateral not so transferred.

        10. Prepayment. Borrower shall have the right to prepay all or any portion of the unpaid principal balance of the Loan at any time; provided in connection with any such prepayment, Borrower shall be obligated to pay to Lender the Exit Fee (as that term is hereinafter provided). In the event the Borrower makes such prepayment, in addition to the Exit Fee, Borrower shall pay all accrued and unpaid interest (in the manner provided in Section 6(E) above) on the amount of principal prepaid and payment of all other sums then due under this Agreement and the other Loan Documents. The "Exit Fee" shall be a sum equal to the product of $250,000.00 times (i) a fraction, the numerator of which is the principal amount of the Loan being prepaid and the denominator of which is Six Million Three Hundred Sixty Seven Thousand ($6,367,000) Dollars, times (ii) a fraction the numerator of which is the number of whole or partial months remaining until the Maturity Date, and the denominator of which is One Hundred Twenty (120).

        11. Construction of Agreement. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement. As used herein, the terms "include(s)" and "including" shall mean "include(s), without limitation" and "including, without limitation," respectively.

        12. Parties Bound, etc. The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective heirs, executors, legal representatives, successors and assigns (except as otherwise prohibited by the Loan Documents).

        13. Waivers. Lender may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

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        14.     Governing Law. This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the Commonwealth of Pennsylvania and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

        15. Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

        16. Notices. All notices, demands, requests or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile (with the original to be sent the same day by Federal Express or other recognized overnight delivery service) or by Federal Express or other recognized overnight delivery service addressed to the recipient at its address set forth below (or at such other address as the recipient may theretofore have designated in writing). Each notice, demand, request or communication which shall be hand delivered or mailed in the manner described shall be deemed sufficiently given, served, sent, received, or delivered for all purposes on the first Business Day following the day the notice is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive (but not exclusive) evidence of such delivery) or the first Business Day following the day that delivery of the Notice is refused by the addressee upon presentation. Each notice, demand, request or communication which shall be faxed in the manner described above shall be deemed sufficiently given, served, sent, received, or delivered for all purposes on the first Business Day following the date of such facsimile. Subject to the above, all Notices shall be addressed as follows:

TO BORROWER:                        c/o Tower Investments, Inc.
                                    One Reed Street
                                    Philadelphia, Pennsylvania 19147
                                    Attention: Mr. Bart Blatstein and Brian K.
                                    Friedman,
                                    Esq.
                                    Telecopier: (215) 755-8666

with a copy to:                     Mr. Robert C. Jacobs
                                    1700 Walnut Street, Suite 200
                                    Philadelphia, Pennsylvania 19103
                                    Telecopier: (215) 545-1559

TO LENDER:                          c/o Cedar Shopping Centers Partnership, L.P.
                                    44 South Bayles Avenue
                                    Port Washington, New York 11050
                                    Attention: Mr. Leo S. Ullman
                                    Telecopier: (516) 767-6497

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with a copy to:                     Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038
                                    Attention: Mark A. Levy, Esq.
                                    Telecopier: (212) 806-6006

        17. Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto.

        18. Exculpation. Notwithstanding any other provision in this Agreement or the other Loan Documents, the liability of Borrower under this Agreement and the other Loan Documents shall be limited to the Pledged Collateral (as defined in the Security Agreement), and Lender shall not seek any judgment against Borrower or its direct or indirect partners, members, shareholders, principals, affiliates, officers, directors, employees or agents, or any representatives of any of the foregoing.

                            [Signature Page Follows]

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                IN WITNESS WHEREOF, Borrower and Lender have duly executed this
Agreement as of the day and year first above written.

                                      BORROWER

                                      WELSH-SQUARE, INC.

                                      By:   /s/ Bart Blatstein
                                            ------------------------------------
                                            Name:  Bart Blatstein
                                            Title: President

                                      INDENTURE OF TRUST OF BART BLATSTEIN DATED
                                      AS OF JUNE 9, 1998

                                      By:   /s/  Jil Blatstein
                                            ------------------------------------
                                            Name:  Jil Blatstein
                                            Title: Co-Trustee

                                      By:   /s/  Brian K. Friedman
                                            ------------------------------------
                                            Name:  Brian K. Friedman
                                            Title: Co-Trustee

                                      By:   /s/  Joseph W. Seidle
                                            ------------------------------------
                                            Name:  Joseph W. Seidle
                                            Title: Co-Trustee

                                      IRREVOCABLE INDENTURE OF TRUST OF BARTON
                                      BLATSTEIN DATED AS OF JULY 13, 1999

                                      By:   /s/  Brian K. Friedman
                                            ------------------------------------
                                            Name:  Brian K. Friedman
                                            Title: Co-Trustee

                                      By:   /s/  Joseph W. Seidle
                                            ------------------------------------
                                            Name:  Joseph W. Seidle
                                            Title: Co-Trustee

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                                      LENDER:

                                      CEDAR LENDER LLC

                                            BY:  CEDAR SHOPPING CENTERS
                                                 PARTNERSHIP, L.P.,
                                                 its member

                                            BY:  CEDAR SHOPPING CENTERS, INC.
                                                 its general-partner

                                                 By:  /s/  Brenda J. Walker
                                                      --------------------------
                                                      Name:   Brenda J. Walker
                                                      Title:  Vice President

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